UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2026

CARPARTS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4910 Airport Plaza Drive, Suite 300, Long Beach CA 90815
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTS	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 6, 2026, the Board of Directors (the “Board”) of CarParts.com, Inc. (the “Company”) increased the number of directors on the Board to seven and appointed Tim Nauss as a Class II director of the Company to fill the resulting vacancy, effective immediately, to serve until the 2029 Annual Meeting of Stockholders, or until his earlier death, disqualification, resignation or removal. The Board has determined that Mr. Nauss is an independent director under the listing standards of the Nasdaq Stock Market.

There are no family relationships between Mr. Nauss and any director or executive officer of the Company and Mr. Nauss does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Nauss’ appointment to the Board, Mr. Nauss will receive the standard compensation received by non-employee directors in accordance with the Company’s current practices, as described under the heading “Director Compensation” beginning on page 47 of the Company’s proxy statement filed with the Securities and Exchange Commission on March 31, 2026. In accordance with such practices, Mr. Nauss is entitled to receive a $50,000 annual retainer for service as a Board member.

Mr. Nauss will also enter the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2026	CARPARTS.COM, INC.

	By:	/s/ Mark DiSiena
	Name:	Mark DiSiena
	Title:	Interim Chief Financial Officer